DANFOSS- EMCO


                                                     DELIVERY CONTRACT


This Contract has been entered into by


Engineering Measurements Company, 600 Diagonal Highway, Longmont, CO, USA 80501, a corporation incorporated under the laws of the state of Colorado, USA (hereinafter referred to as EMCO)

and

Danfoss A/S, DK-6430 Nordborg, Denmark (hereinafter referred to as DANFOSS).



Preface

EMCO and DANFOSS are companies which in the instrumentation field are represented on various markets with various products.

With a view to resale of products which are manufactured at DANFOSS and its subsidiaries, EMCO wants to buy these in order to extend its product programme.


1    Definitions

     1.1 By PRODUCTS is meant the flowmeters and other instruments described in Encl. 1 incl. accessories and spare parts.

     1.2  By COMMENCEMENT is meant 1st November, 1998.

     1.3 In recognition of the existence of a distinction in the US between two separate market segments (the industrial and the municipal market), by MARKET is meant the industrial market for the PRODUCTS in the USA.

          The industrial waste water market is non-exclusive.


2    Relations between the parties

     2.1 According to this Contract EMCO has a exclusive right to place orders for PRODUCTS (Magflo to Encl. 1 and non-exclusive for Massflo) to DANFOSS for the MARKET, and DANFOSS is obligated to fulfil these orders according to the conditions stipulated in this Contract.

     2.2 This Contract is not meant as a distributor/agent relationship between the parties.
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     2.3  EMCO has a right to market the PRODUCTS in its own name and on its own ccount to the MARKET, outside which active marketing is not allowed.

          Active marketing is to be understood as direct promotion and dedicated advertising for the PRODUCTS or initiating direct contacts with representatives of companies with the aim of selling the PRODUCTS.

     2.4 DANFOSS is to supply the PRODUCTS with a valid trade mark. Trade marks are the subject of a separate agreement between DANFOSS and EMCO. Labels are described in Encl. 2. If EMCO wants a special design which is not described in Encl. 2, this should be agreed upon in each individual case.

     2.5 Confidential business information may be exchanged between DANFOSS and EMCO. Both parties agree not to give such information to third parties such as competitors, customers, or other third parties, also after termination of this Contract.

          This Contract shall not be construed as granting or conferring, whether expressly or implied, any rights, licences or relationships by the furnishing of confidential information pursuant to this Contract.

     2.6 Both parties agree to work together in a mutually agreed upon manner to develop and implement an appropriate marketing strategy for the PRODUCTS. This strategy should provide marketing, sales and financial data as needed to support DANFOSS' regular budget and planning cycles.
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3    Written Material

     3.1 At the latest at the COMMENCEMENT DANFOSS is obligated to place the following material at EMCO's disposal without charge:

          a) 1 set of standard documentation material used by DANFOSS when marketing the PRODUCTS.

          b) 1 set of directions (users' manuals/instructions) used by DANFOSS when marketing the PRODUCTS.

          c) DANFOSS shall deliver to EMCO a diskette with standard DANFOSS documentation for manuals

     3.2 On the basis of the material mentioned under point 3.1, EMCO has a right to print their own information material in connection with the marketing of the PRODUCTS under EMCO's label, subject to prior written approval from DANFOSS unless such prior approval would involve excessive costs and delay. DANFOSS is authorized in each instance to grant such approval, subject to review by the trade mark department of DANFOSS.

     3.3 If EMCO wants information about the PRODUCTS in addition to that mentioned in the documentation in paragraphs 3.1 a + 3.1 b, DANFOSS will place such information at EMCO's disposal, provided DANFOSS does not consider the information confidential, and provided both parties in the individual case agree upon the price and time of delivery for the information.

     3.4 All documents, copies of documents and other information in tangible form shall be returned upon written request from DANFOSS or upon termination of this Contract.


4.   Education

     4.1 DANFOSS agrees to educate EMCO's service instructors, including knowledge of application areas, at such level that these are able to educate EMCO's own service organisation. The extent of and the price for this education is described in Enclosure 5.

     4.2 DANFOSS agrees to offer sales training. The extent of the education and the payment for this are described in Enclosure 5.


5.   Quality demands

     5.1 If EMCO on an order for the PRODUCTS should want a material and/or a type certificate, EMCO is to specify the contents of the desired certificate. DANFOSS is to comply with EMCO's wishes in so far as it is considered technically and commercially reasonable. DANFOSS will inform EMCO of the net price and time of delivery for the certificate.

6    Alterations of the PRODUCTS

     6.1 DANFOSS has a right to alter the design of the PRODUCTS. However, if these have an influence on specifications or functions EMCO is to be informed of the alterations at the same period of time as DANFOSS' subsidiaries/agents are being informed.

          For a period of 5 years from delivery, DANFOSS shall retain the capacity to provide spare parts or compatible solution for delivered PRODUCTS.

     6.2 EMCO is not allowed to modify the PRODUCTS, unless authorized by DANFOSS in writing.


7    Prices and Terms of Payment

     7.1 DANFOSS will supply EMCO with the PRODUCTS according to the prices and discounts described in Encl. 4. Both parties agree to discuss the prices at any time required by one of the parties.

          Once a year DANFOSS will carry through price alterations (January 1), if necessary. Such alterations will also apply to EMCO. EMCO will be informed in writing of these alterations not later than September 15.

          In the case of documented, essential changes in the price of raw material, currencies or other direct costs, DANFOSS reserves the right to alter prices without previous notice and at dates other than those mentioned above.

          Already placed an confirmed orders will not be affected by such price alteration.

          In cases where EMCO negotiates supplies for very great projects, OEMs or similar customers and where the limits of this Contract do not make EMCO sufficiently competitive, DANFOSS will be willing to negotiate a solution which will be for the benefit of both parties.

     7.2 The PRODUCTS are to be delivered ex works (Incoterms 1990) from DANFOSS to EMCO.

          However, according to EMCO's desire, DANFOSS in special cases will provide that the PRODUCTS are delivered directly from DANFOSS to an address stated by EMCO, however, this is still for EMCO's own account and risk.

     7.3 The prices are to be understood as delivery in DANFOSS standard packing ex works.

     7.4 Terms and conditions of payment for the PRODUCTS to take place according to encl. 4.


8    Title to PRODUCTS

     All PRODUCTS become the property of EMCO as soon as they are shipped.

9    Strategy, Forecast and Time of Delivery

     9.1 EMCO agrees to provide input for strategies and Long Term Plans concerning business development.

     9.2 EMCO agrees to work with DANFOSS to prepare and submit market forecasts at mutually agreed-upon intervals as needed to support the necessary marketing efforts.

     9.3 DANFOSS is to deliver the PRODUCTS as soon as possible after receipt of orders from EMCO; however, times of delivery are to be specified in connection with each particular order. If EMCO cancels a confirmed order, a re-stocking fee based on the incurred cost is to be negotiated.


10   Complaints and Service

     10.1 If EMCO customers complain about defects in the PRODUCTS, DANFOSS agrees that EMCO handles all contacts to the customers of EMCO with regard to but not limited to warranty, complaints and service requirements.

          In the event of defects, DANFOSS shall inform EMCO of the cause of the defect. DANFOSS shall furthermore take the necessary steps to avoid a recurrence of the defect.

     10.2 DANFOSS will assist EMCO with repair and service of the PRODUCTS. The exact extent of this as well as costs of such assistance appear from Encl. 5.

     10.3 In the event of defective PRODUCTS, EMCO shall notify DANFOSS within 18 months from the manufacturing date stamped on the PRODUCTS, however, a maximum of 17 months after delivery of the PRODUCTS. DANFOSS may then either repair or replace the defective PRODUCTS. Costs associated with disassembly and assembly will be uncompensated; however, DANFOSS will pay transport costs for the PRODUCTS and spare parts, if any, from DANFOSS to EMCO. EMCO is to cover transport costs, if any, from EMCO (and its customers) to DANFOSS.

          Should EMCO request a special warranty beyond the usual period of 18 months, DANFOSS may at DANFOSS' discretion assume such obligation, in writing.

          ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY ON FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY EXCLUDED.

     10.4 DANFOSS is not liable for any kind of indirect or consequential damage which might occur as a result of defective PRODUCTS.

     10.5 Should EMCO or DANFOSS have reason to believe that a third party claims or will claim that the PRODUCTS manufactured by

          DANFOSS violate patent or trade mark rights held by a third party, the party having this information shall immediately inform the other party in writing and keep that party informed of the status of the matter.

          Should in the evaluation of the legal advisors of one of the parties there exist a substantial or colourable validity to the third party's claim, each party is authorized to suspend the purchase and sale of the PRODUCTS under this Contract, pending clarification of the dispute.

          Should EMCO be sued in this connection, DANFOSS agrees to pay reasonable costs of litigation (including but not restricted to attorneys fees, expert witness fees, reimbursement for EMCO management time used in defending the lawsuit, and all advance sums required to pay the costs of any appeal bonds that might be necessary to further contest the litigation) and any unappealable awards of compensation and damages provided by a legal tribunal.

          DANFOSS is also granted the right to participate in the suit or arbitration, as a party.


11   Product Liability

     11.1 This Contract does not affect the limitations on DANFOSS' usual product liability in cases of damages to persons or personal property which have occurred because of defective PRODUCTS. However, DANFOSS is not liable for indirect or consequential damage.


12   Duration of the Contract

     12.1 This Contract is valid indefinitely as of its COMMENCEMENT. If not previously terminated, the parties agree that 30 months after the inception of this Contract it shall be renegotiated; the negotiation shall be completed within 36 months of its inception. The Contract can at any time be terminated by either party with 12 months' written notice. DANFOSS will continue to supply up to 24 months after written termination at comparable prices.

     12.2 Further, this Contract can be terminated with 30 days' written notice in the event of:

          1)   Disclosure to a third party of confidential information.

          2)   Violation of trade marks.

          3) Failure to make payment in a reasonable time in accordance with Encl. 4.

          4)   Active marketing by EMCO of the PRODUCTS outside USA.

          5) Marketing or sales practices in violation of US or Danish legislation

          6) EMCO develops, manufactures, and/or markets and sells other electro-magnetic, ultrasonic or Coriolis-mass-flowmeters, oxygen transmitters or level transmitters based on the ultrasonic principle.

          Excepted from this restriction is EMCO's sale of insertion flowmeters.

          When replacing EMCO's insertion programme, EMCO shall be allowed to develop a replacing programme based on ultrasonic.

          This product programme shall not compete in those markets where DANFOSS is marketing its UL programme actively to DANFOSS' core business areas. For UL-clamp-on technology DANFOSS shall be offered for consideration exclusivity in marketing in accordance with this Agreement on In-line Vortex.

          If both parties agree that corrective action has been taken within 30 days of written notice, the termination notice is nullified.

     12.3 PRODUCTS for which there have already been placed orders before or at the date of notice of termination are to be delivered from DANFOSS to EMCO according to this Contract.

     12.4 For a period of 5 years after termination of this Contract, DANFOSS Is to supply EMCO with all spare parts or compatible product solutions under normal conditions and comparable prices. Apart from this, DANFOSS' obligation as regards service cease when terminating this Contract.

     12.5 In the event of insolvency, suspension of payments, or bankruptcy of one of the Contract parties, the other party at any time has right to terminate the Contract without notice.

          The same applies if a competitor to one of the Contract parties obtains a considerable influence in the other party, including, but not limited to, gaining a controlling interest in the company, purchase of shares, and/or appointment as manager or board member in the company.

     12.6 Neither party shall be held liable for failure to meet its obligations under this Contract in the case of force majeure, including, but not limited to, strikes, blockade, armed conflicts, government restrictions and natural calamities.

          Should either party be unable to fulfil its obligations under this Contract because of force majeure for more than 3 months, the other party may terminate the Contract with 30 days notice.

     12.7 Confidential business information is not to be given to any third party in a period of 3 years from termination.


13   Law, Venue, Invalidity

     13.1 This Contract shall be governed by Danish law. Any controversy which may occur in relation to this Contract shall finally be settled in accordance with the rules of Conciliation and Arbitration of the International Chamber of Commerce (ICC), Paris. Meetings are held in Copenhagen. Process language is English.

     13.2 In the event that single clauses should be rendered wholly or partly invalid, the validity of the remaining clauses or the remaining parts of such clauses are not rendered invalid.

     13.3 The parties hereby agree that in signing this Delivery Contract, the previous Delivery Contract of 1 November 1995 concerning delivery of PRODUCTS from DANFOSS to EMCO is cancelled effective as of the COMMENCEMENT of this Delivery Contract.

Enclosure 1: PRODUCTS
Enclosure 2: Labels
Enclosure 3: Approvals
Enclosure 4: Prices, Discounts and Conditions of Payment
Enclosure 5: Repair and Service

Place and date                          Place and date
for Danfoss                             for EMCO
  6.OCT98

/s/Henrik Henriksen                /s/Charles E. Miller
Henrik Henriksen                   Charles E. Miller

/s/Peter Madsen                    /s/Saeid Hosseini
Peter Madsen                       Saeid Hosseini

/s/Hans Uwe Simonsen               /s/Ken Teegarden
Hans Uwe Simonsen                  Ken Teegarden

Encl. 1 to Delivery Contract DANFOSS - EMCO


PRODUCTS:

From DANFOSS the Delivery Contract covers the following:

1a)  i)   Label (as defined in Encl. 2) PRODUCTS:

               DANFOSS PRODUCTS MAGFLO
                    Type MAG 1100
                    Type MAG 2100
                    Type MAG 3100
                    Type MAG 2500
                    Type MAG 3000

               DANFOSS PRODUCTS MASSFLO (non-exclusive)
                    Type MASS 2100
                    Type MASS 3000

     ii)  DANFOSS PRODUCTS with unobstructed, conspicuous DANFOSS
          Label and EMCO sticker: (non-exclusive)

               DANFOSS PRODUCTS MASSFLO
                    Type MASS 1100

1b) The Delivery Contract also includes accessories and spare parts for the PRODUCTS.

Encl. 2 to Delivery Contract DANFOSS - EMCO


In connection with the marketing of DANFOSS manufactured flowmeters and in recognition of EMCO's interest in producing its own independent image, the following label arrangements shall be valid:

A    Label PRODUCTS -    MAG 2500
                         MAG 3000
                         MAG 1100
                         MAG 2100
                         MAG 3100
                         MASS 3000
                         MASS 2100

                         or new generation replacing the existing model.

     These PRODUCTS will be marketed s label PRODUCTS. DANFOSS will send a standard PRODUCT to EMCO. EMCO will place the new label fulfilling the conditions stated in this Contract on top of the existing DANFOSS label. The label shall contain a statement (such as "Magflo( is a trade-mark of Danfoss A/S, DK") to be agreed upon stating DANFOSS' ownership of the trade-mark. DANFOSS and EMCO agree to work together to develop a mutually agreed-upon procedure to fulfil the requirements of this point. This procedure may be modified, depending on quantities, by written agreement to provide that the EMCO label is attached in Nordborg. Literature and packing shall also bear the EMCO name, where the DANFOSS name is removed.

B    Remaining PRODUCTS (Encl. 1 a with the exception of PRODUCTS named in point
     A) are to be marketed by EMCO under DANFOSS label. These PRODUCTS will be sent to EMCO as standard PRODUCTS. EMCO will attach a sticker to these PRODUCTS, accompanying literature and packaging. The content, appearance and procedure with regard to the EMCO sticker is to be approved by DANFOSS in writing and state DANFOSS' ownership of trade marks.

C Accessories and spare parts to the PRODUCTS are not be labelled, used in connection with the stickers mentioned in B above or altered by EMCO.

D All costs in connection with labelling, including price for special packaging and manuals are to be paid by EMCO.

Encl. 3 to Delivery Contract DANFOSS - EMCO


Approvals

1. At present

     MAGFLO    *    3A approval on MAG 2100 and MAG 1100 Food

               * CENELEC hazardous area approval on MAG 1100 / 3100 with MAG 3000 electronic.

               *    MAG 3000 CT:
                    Custody transfer approval for: cold water by PTB - Germany; OIML 75; OIML 117.


     MASSFLO   *    CENELEC hazardous area approval on MASS 1100 / 2100
                    with MASS 1000 and MASS 3000 electronic

2.   Wishes in order of priority:

     1.   NIST traceable approval

     2.   MASSFLO*  3A approval on MASS 2100

     3.   MAGFLO    *    FM Class 1 Div 2 hazardous area approval on
                         MAG 1100 / 3100 with MAG 3000 electronic as remote and compact.

     4.   MASSFLO   *    FM Class 1 Div 1 hazardous area approval on
                         MASS 1100 / 2100 with MASS 3000 electronic as remote and compact

     5.   MAGFLO    *    FM Class I Div 1 hazardous area approval on
                         MAG 1100 / 3100 with MAG 3000 electronic as remote and compact

     6.   All PRODUCTS:  General UL approval

Encl. 4 to Delivery Contract DANFOSS - EMCO


Prices, Discounts, and Conditions:

PRODUCTS: EMCO is granted the enclosed discount on DANFOSS USD export pricelist
          LP.96.H1.02. New price list will be forwarded on 1 OCT every year and effective from 1 January.

          If the parties require an extra discount, this will be agreed upon from project to project.

Terms of payment:

          Current month + 60 days

          If payment to DANFOSS is not duly made, a 1.5% interest will be charged for each full month or partial month. EMCO is in this regard not authorized to make set-offs or withhold payments, unless this is in each case accepted in writing by DANFOSS.

Currency:

          Payment is to take place in USD.

Encl. 5 to Delivery Contract DANFOSS - EMCO


Assistance in Connection with Service/ Repair


As regards service and repair, the parties have agreed as follows:

- EMCO is not allowed to carry out repairs on PRODUCTS which have been manufactured by DANFOSS. PRODUCTS are to be sent to DANFOSS who will perform the repair, or PRODUCTS (not under warranty, i.e. older than 18 months) can follow the "Exchange to New" programme described in detail in the document LN 2H 1.01 "Exchange to new, repairs, complaints and check procedure for PL12 products". To optimize handling and shipping at EMCO, the PRODUCTS may be sent in batches by EMCO.

     All return of PRODUCTS to DANFOSS has to follow the guidelines in LN
     25H1.01

- The education shall enable service instructors to perform an on-site GO/NO-GO test in order to determine whether a problem is due to the PRODUCT.

- In so far as it is reasonable, DANFOSS will assist EMCO by telephone and/ or by means of written material on the assumption that the required instructions are not stated in DANFOSS' data sheets, manuals, or service instructions, or mentioned in material provided.

- EMCO is responsible for establishing a reliable, efficient service organisation, for all DANFOSS PRODUCTS sold by EMCO (EMCO-labelled and DANFOSS-labelled PRODUCTS)

-    EMCO has agreed to carry the costs in connection with:

     Service and field service on all PRODUCTS sold by EMCO (EMCO-labelled and DANFOSS-labelled PRODUCTS).

                                                        EMCO - DANFOSS



                                                     DELIVERY CONTRACT



This contract has been entered into by

Engineering Measurements Company, 600 Diagonal Highway, Longmont, CO, USA 80501, a corporation incorporated under the laws of the state of Colorado, USA (hereinafter referred to as EMCO)

and

Danfoss A/S, DK-6430 Nordborg, Denmark (hereinafter referred to as DANFOSS).



Preface

EMCO and DANFOSS are companies which in the instrumentation field are represented on various markets with various products.

With a view to resale of products which are manufactured at EMCO and its subsidiaries, DANFOSS wants to buy these in order to extend its product programme.




1	Definitions

  1.1 By PRODUCTS is meant the flowmeters described in Enclosure 1 incl. accessories and spare parts.

  1.2     By COMMENCEMENT is meant the 1st November, 1998.

  1.3     By TERRITORY is meant worldwide, with the exception of USA and
                  Canada.

2	Relations between the parties

  2.1 DANFOSS has a non-exclusive right to place orders for PRODUCTS generally in the TERRITORY. Moreover, DANFOSS has an exclusive right to place orders for the PRODUCTS in the areas listed in Enclosure 2. EMCO is obligated to fulfil these orders according to the conditions stipulated in this Contract.

  2.2 This Contract is not meant as a distributor/agent relationship between the parties.

          DANFOSS is allowed to use the EMCO trade name when selling accessories, spare parts and stickered parts. Otherwise DANFOSS is prohibited from using the name EMCO. DANFOSS is, however, entitled to continue to market its electronic monitoring oxygen concentration
          (EMCO) product as previously.

  2.3 Within the TERRITORY, DANFOSS has a non-exclusive right as described in Clause 2.1 to actively market the PRODUCTS in its own name and on its own account.

          Active marketing is to be understood as direct promotion and dedicated advertising for the PRODUCT or initiating direct contracts with representatives of companies with the aim of selling EMCO PRODUCTS.

          If Danfoss wants a special design which is not described in Encl. 3, this should be agreed upon in each individual case.

  2.4 DANFOSS may not use the EMCO name or EMCO trade names without EMCO's permission. EMCO is to supply the PRODUCTS with the standard DANFOSS colours and standard type DANFOSS labels chosen by DANFOSS according to DANFOSS' instructions. Colours and type labels are to be agreed upon as described in Enclosure 3. If Danfoss wants a special design which is not described in Encl. 3, this should be agreed upon in each individual case.

  2.5 Confidential business information may be exchanged between DANFOSS and EMCO. Both parties agree not to give such information to third parties such as competitors, customers, or other third parties, also after termination of this Contract.

  2.6 Both parties agree to work together in a mutually acceptable manner to develop and implement an appropriate marketing strategy for the PRODUCTS. This strategy should provide marketing, sales and financial data as needed to support EMCO's regular budget and planning cycles.

  2.7 DANFOSS will inform the Board of Directors and Officers of EMCO in writing when (and if) DANFOSS, its subsidiaries or, to the best of DANFOSS' knowledge, agents acquire 5% of the EMCO's outstanding common stock. In addition, EMCO's prior written consent is required in order for DANFOSS, its subsidiaries or agents to purchase any amount of stock which causes DANFOSS' total beneficial holdings in EMCO stock to exceed 10% of the amount of EMCO outstanding common stock.


3	Written Material and Software

  3.1 At the COMMENCEMENT EMCO is obligated to place the following material at DANFOSS' disposal without charge:

     a) 1 set of standard documentation material used by EMCO when marketing the PRODUCTS.

     b) 1 set of directions (users' manuals/instructions) used by EMCO when marketing the PRODUCTS.

     c)      1 complete set of service documentation.

     d) 1 set of sizing software for In-line Vortex and application programmes with DANFOSS logo and name as well as updating these items. Payments for point 3.1 d), if any, will be negotiated.

  3.2 On the basis of the material mentioned under point 3.1, DANFOSS has a right to print its own information material in connection with the marketing of the PRODUCTS under DANFOSS label, subject to prior written approval from EMCO, unless such prior approval would involve excessive costs and delay. EMCO shall assist DANFOSS in preparation of such material. Such material shall protect the EMCO copyright. The intent of this Clause is to ensure the absence of mistakes in literature.

  3.3 If DANFOSS wants information about the PRODUCTS in addition to that mentioned in the documentation in paragraphs 3.la + b, EMCO will place such information at DANFOSS' disposal, provided EMCO does not consider the information confidential, and provided both parties in the individual case agree upon the price and time of delivery for the information.

  3.4 All documents, copies of documents and other information in tangible form shall be returned on request from EMCO or upon termination of the Contract.

4	Education

  4.1 EMCO agrees to educate DANFOSS' service instructors, including knowledge of application areas, at such level that these are able to educate DANFOSS' own service organisation. The extent of and the price for this education is described in Enclosure 4.

  4.2 EMCO agrees to offer sales training. The extent of the education and the payment for this are described in Enclosure 4.


5	Quality demands

  5.1 If DANFOSS on an order for the PRODUCTS should want a material and/or a type certificate, DANFOSS is to specify the contents of the desired certificate. EMCO is to comply with DANFOSS' wishes in so far as it is considered technically and commercially reasonable. EMCO will inform DANFOSS of the net price and time of delivery for the certificate.

6	Approvals

  6.1     All Products (Enc. 1) sent to Danfoss have to be CE approved.

  6.2 EMCO has received the approvals from recognized institutions which appears from Enclosure 5. To the extent provided for in general plans, EMCO intends to obtain the approvals necessary for successful operations in the TERRITORY.

          EMCO will, in so far as it is reasonable, assist DANFOSS in obtaining corresponding approvals in DANFOSS' name and on DANFOSS' account.

  6.3 If DANFOSS should request that EMCO applies for an approval, and if this request is accepted by EMCO, EMCO will seek an approval at EMCO's expense. If the PRODUCTS are not approved by one or more authorities, however, EMCO is under no obligation to alter the PRODUCTS in order to obtain the approval. EMCO pays the expenses for Cenlec and other general international approvals. For local approvals obtained by DANFOSS, DANFOSS will forward all documents to EMCO. EMCO accepts to deliver PRODUCTS according to these local approvals. If changes to PRODUCTS having influence on the approvals are planned DANFOSS shall give notification in advance.

  6.4 If DANFOSS receives approvals on their own on any of the PRODUCTS, DANFOSS will, in so far as it is reasonable, assist EMCO in obtaining corresponding approvals in EMCO's name and on EMCO's account, if EMCO wishes to obtain the approval.

7	Alterations of the PRODUCTS

  7.1 EMCO has a right to alter the design of the PRODUCTS. However, if these have an influence on specifications or functions DANFOSS is to be informed of the alterations at the same period of time as EMCO's subsidiaries/ agents are being informed, in all cases at least 3 months prior to implementation.

          For a period of 5 years from delivery, EMCO shall retain the capacity to provide spare parts or compatible product solutions for delivered PRODUCTS.

  7.2 DANFOSS is not allowed to modify the PRODUCTS, unless authorized by EMCO in writing.

          However, when EMCO supplies sensors and electronics separately, DANFOSS is permitted to make the final configuration of these at the time EMCO has the final Product Structure available to build the complete meters in accordance with the EMCO PRODUCT and assembly specification and in order to meet specific customer needs.


8 Prices and Terms of Payment

  8.1 EMCO will supply DANFOSS with the PRODUCTS according to the prices and discounts described in Enclosure 6. Both parties agree to discuss the prices at any time required by one of the parties.

          Once a year EMCO will carry through price alterations (January 1), if necessary. Such alterations will also apply to DANFOSS. DANFOSS will be informed in writing to the Purchase Manager and the Product Manager, of these alterations every year before September 1.

          In the case of documented, essential changes in the price of raw material or other direct costs, EMCO reserves the right to alter prices without previous notice and at dates other than those mentioned above.

          Already placed an confirmed orders will not be affected by such price alteration.

          In cases where DANFOSS negotiates supplies for very great projects, OEMs or similar customers and where the limits of this contract do not make DANFOSS sufficiently competitive, EMCO will be willing to negotiate a solution which will be for the benefit of both parties.

  8.2 The PRODUCTS are to be delivered ex works (Incoterms 1990) from EMCO to DANFOSS.

          However, according to DANFOSS' desire, EMCO in special cases will provide that the PRODUCTS are delivered directly from EMCO to an address stated by DANFOSS, however, this is still for DANFOSS' own account and risk.

  8.3 The prices are to be understood as delivery packed ex works in neutral boxes with yellow DANFOSS label (approved by DANFOSS) on the outside.

  8.4     Manuals prepared by DANFOSS are to be delivered by DANFOSS.

  8.5 Terms and conditions of payment for the PRODUCTS to take place according to Enclosure 6.


9	Ownership Reservation

  9.1 All PRODUCTS become the property of DANFOSS as soon as they are shipped.


10	Strategy, Forecast and Time of Delivery

  10.1 DANFOSS agrees to provide EMCO with input for strategies and long term plans concerning business development.

  10.2 DANFOSS agrees to work with EMCO to prepare and submit market forecast at mutual agreed-upon intervals.

  10.3 EMCO is to deliver the PRODUCTS as soon as possible after receipt of orders from DANFOSS; however, times of delivery are to be specified in connection with each particular order. If Danfoss cancels a confirmed order, a re-stocking fee based on the incurred cost is to be negotiated.

11	Complaints and Service

  11.1    EMCO is a ISO 9001 company. EMCO will maintain ISO 9001.

  11.2 If DANFOSS customers complain about defects in the PRODUCTS, EMCO agrees that DANFOSS handles all contacts to the customers of DANFOSS with regard to, but not limited to, warranty, complaints and service requirements. In the event of defects EMCO shall inform DANFOSS of the cause of the defect. EMCO shall furthermore take the necessary steps to avoid a recurrence of the defect.

  11.3 EMCO will assist DANFOSS with repair and service of the PRODUCTS. The exact extent of this as well as costs of such assistance appear from Enclosure 4.

  11.4 In the event of defective PRODUCTS, DANFOSS shall notify EMCO within 18 months from the manufacturing date stamped on the PRODUCTS, however a maximum of 17 months after delivery of the PRODUCTS. EMCO may then either repair or replace the defective PRODUCTS. Costs associated with disassembly and assembly will be uncompensated; however, EMCO will pay transport costs for the PRODUCTS and spare parts, if any, from EMCO to DANFOSS. DANFOSS is to cover transport costs, if any, from DANFOSS (and its customers) to EMCO.

          Should DANFOSS request a special warranty beyond the usual period of 18 months, EMCO may at EMCO's discretion assume such obligation, in writing.

          ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY ON FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY EXCLUDED.

  11.5 EMCO is not liable for any kind of indirect or consequential damage which might occur as a result of defective PRODUCTS.

  11.6 Should EMCO or DANFOSS have reason to believe that a third party claims or will claim that the PRODUCTS manufactured by EMCO violate patent or trade mark rights held by a third party, the party having this information shall immediately inform the other party in writing and keep that party informed of the status of the matter.

          Should in the evaluation of the legal advisors of one of the parties there exist a substantial or colourable validity to the third party's claim, each party is authorized to suspend the purchase and sale of the PRODUCTS under this Contract, pending clarification of the dispute.

          Should DANFOSS be sued in this connection, EMCO agrees to pay reasonable costs of litigation (including but not restricted to attorneys fees, expert witness fees, reimbursement for DANFOSS management time used in defending the lawsuit, and all advance sums required to pay the costs of any appeal bonds that might be necessary to further contest the litigation) and any unappealable awards of compensation and damages provided by a legal tribunal.

          EMCO is also granted the right to participate in the suit or arbitration as a party.


12	Product Liability

  12.1 This Contract does not affect the limitations on EMCO's usual product liability in cases of damages to persons or personal property which have occurred because of defective PRODUCTS. However, EMCO is not liable for indirect or consequential damage.

          EMCO shall be capable of documenting to DANFOSS the existence of a currently valid product liability insurance covering the PRODUCTS globally.


13	Duration of the Contract

  13.1 This Contract is valid indefinitely as of its COMMENCEMENT. If not previously terminated, the parties agree that 30 months after the inception of this Contract it shall be renegotiated; the negotiation shall be completed within 36 months of COMMENCEMENT.

          The Contract can at any time be terminated by either party with 12 months written notice.

          EMCO shall confirm to supply PRODUCTS up to 24 months after written notice of termination at comparable prices.

  13.2 Further, this Contract can be terminated with 30 days written notice in the event of:

     1)      Disclosure to a third party of confidential information.

     2) Violation of trade marks, or misuse of company name or literature.

     3) Failure to make payment in reasonable time in accordance with Encl. 6.

     4) Active marketing by DANFOSS of the PRODUCTS in the USA or Canada.

     5) Marketing or sales practices in violation of US or Danish legislation.

     6) DANFOSS develops, manufactures, and/or markets and sells other Inline Vortex type flowmeters.

             If both parties agree that corrective action has been taken within 30 days of written notice, the termination notice is nullified.

  13.3 PRODUCTS for which there have already been placed orders before or at the date of notice of termination are to be delivered from EMCO to DANFOSS according to this Contract.

  13.4 For a period of 5 years after termination of this Contract, EMCO is to supply DANFOSS with all spare parts or compatible product solutions under normal conditions and comparable prices. Apart from this, EMCO's obligation as regards service cease when terminating this Contract.

  13.5 In the event of insolvency, suspension of payments, or bankruptcy of one of the contract parties, the other party at any time has right to terminate the Contract without notice.

          The same applies if a competitor to one of the contract parties obtains a considerable influence in the other party, including, but not limited to, gaining a controlling interest in the company, purchase of shares, and/or appointment as manager or board member in the company.

  13.6 Neither party shall be held liable for failure to meet its obligations under this Contract in the case of force majeure, including, but not limited to, strikes, blockade, armed conflicts, government restrictions and natural calamities.

          Should either party by unable to fulfil its obligations under this Contract because of force majeure for more than 3 months, the other party may terminate the Contract with 30 days notice.

  13.7 Confidential business information is not to be given to any third party in a period of 3 years from termination.

14	Law, Venue, Invalidity, Supremacy

  14.1 This Contract shall be governed by the law of the State of Colorado and the law of the United States of America applicable therein. Any controversy which may occur in relation to this Contract shall finally be settled in accordance with the rules of Conciliation and Arbitration of the International Chamber of Commerce (ICC), Paris. Meetings are held in a city of EMCO's choice in Colorado, USA. Process language is English.

  14.2 In the event that single clauses should be rendered wholly or partly invalid, the validity of the remaining clauses or the remaining parts of such clauses are not rendered invalid.

  14.3 This Delivery Contract supersedes and renders null and void the previous Delivery Contract concerning the PRODUCTS between EMCO and DANFOSS effective on 1 November 1995.

Enclosure 1: PRODUCTS
Enclosure 2: Exclusive Sales Rights
Enclosure 3: Labels
Enclosure 4: Repair and Service
Enclosure 5: Approvals
Enclosure 6: Price, Discounts and Conditions

Place and date 					Place and date
for Danfoss                                     for EMCO
  6.OCT98

/s/Henrik Henriksen				/s/Charles E. Miller
Henrik Henriksen                                Charles E. Miller

/s/Peter Madsen					/s/Saeid Hosseini
Peter Madsen					Saeid Hosseini

/s/Hans-Uwe Simonsen				/s/Ken Teegarden
Hans-Uwe Simonsen                               Ken Teegarden

Encl. 1 to Delivery Contract EMCO - DANFOSS




PRODUCTS:

From EMCO the Delivery Contract covers the following:

1a)     i)  Label (as defined in Encl. 3) Products:

            EMCO In-line Vortex family

       ii)  EMCO Products with EMCO label and Danfoss sticker: (nonexclusive).

            FP 93 flow computer

1b)	Accessories and Spare Parts to the PRODUCTS are also PRODUCTS

Encl. 2 to Delivery Contract EMCO - DANFOSS

DANFOSS exclusive sales rights to the PRODUCTS.

1.       DANFOSS has exclusive sales rights to In-line VORTEX Family for

Denmark         Estonia         Austria                 Rumania
Sweden          Latvia          Hungary                 Bulgaria
Norway          Lithuania       Slovenia                Albania
Finland         Poland          The Czech Republic      Greece
UK              Germany         The Slovak Republic     Serbia
Ireland         Holland 1)      Switzerland             Croatia
Iceland         Belgium         Austria                 Hercegovina
Italy                           Bosnia
                                Spain
                                Luxemburg
                                Portugal

DANFOSS has acquired exclusive sales rights for the PRODUCTS for the whole of Europe on 29 May 1997 excluding France, Russia, Ukraine, White Russia, Kazakhstan, Uzbekistan, Georgia.

1) Shell, Holland:
As long as Danfoss Vorflow is not on the approved vendor list at Shell, DANFOSS is working with EMBA to promote and sell the EMCO labelled Vortex meter to Shell.

Encl. 3 to Delivery Contract EMCO - DANFOSS

In connection with the DANFOSS marketing of EMCO manufactured flowmeters the following labelling shall be valid:

     a) Label products - In-line Vortex - family
        These products shall be marked as label products. EMCO will attach an EMCO approved DANFOSS label, and make necessary modifications in the appearance of the label products so they appear to be DANFOSS products. Literature and packing shall also bear the DANFOSS name while the EMCO name is removed. The nature, extent and payment for these changes shall be agreed between the parties. The label products will be packed in neutral packing materials with DANFOSS yellow labels, approved by DANFOSS.

     b) Sticker products.
        Sticker products shall consist of EMCO's flowcomputers and are to be marketed by DANFOSS under EMCO label. EMCO will prior to delivery attach a DANFOSS sticker to these products, accompanying literature and packing. Content and appearance with regard to the DANFOSS stickers are to be agreed upon. It is the intention of the parties to market EMCO flowcomputers as a label product when an appropriate sale volume (to be agreed upon by the parties) is obtained.

     c) Accessories and spare parts.
        Accessories and spare parts to the products are not to be labelled, used in connection with the stickers mentioned in b) above or altered by DANFOSS.

     d) Costs.
        All costs for manuals are to be paid by DANFOSS.

        Changes which involve costs may be implemented only by agreement with DANFOSS.

Encl. 4 to Delivery Contract EMCO - DANFOSS

Assistance in connection with service/repair


As regards service and repair, the parties have agreed as follows:

-     All return and complaints will be handled in accordance with current EMCO
      Service policy No. ......

- DANFOSS normally will not carry out repairs on PRODUCTS which have been manufactured by EMCO.

- The education specified below shall enable service instructors to perform an on-site fault finding/ application/ problem solving test with respect to PRODUCT use.

- In so far as it is reasonable, EMCO will assist DANFOSS by telephone and/or by means of written material on the assumption that the required instructions are not stated in EMCO's data sheets, manuals or (service) instructions, or mentioned in material provided and taught at a seminar for DANFOSS held by EMCO.

-     EMCO offers the following necessary service equipment:
      To be agreed upon

-     DANFOSS has agreed to carry the costs in connection with:

      Service and field service on all PRODUCTS sold by DANFOSS.

Encl. 5 to Delivery Contract EMCO - DANFOSS

Approvals in Europe:

1.    At present

      VORFLO * CENELEC hazardous area approval on Vor 1100 / 1000 /
      2000 EExd(ib)

2.    Requirements:

      1. VORFLO * CE approval (electrical)
      2. VORFLO * CENELEC hazardous area approval in EExib Solution
      3. FP 93  * CE approval (electrical)

3.    Wishes in order of priority:

      1. VORFLO * NAMUR (German chemical electrical app.)
      2. FP 93  * NAMUR (German chemical electrical app.)
      3. VORFLO * Custody Transfer approval for steam and gaze.
      4. VORFLO and FP 93:
             East European Type, custody transfer and hazardous areas approval in EExib solution.

DANFOSS shall be consulted prior to adoption of PRODUCT alterations which might affect approvals.